RETAIL INSTALLMENT CONTRACT RECEIVABLE

PURCHASE AGREEMENT

This Retail Installment Contract Receivable Purchase Agreement (the “Agreement”) is made on this 26th day of March, 2013, by and between AVANGARD CAPITAL GROUP, INC., a Nevada corporation (“Buyer”), and AVANGARD AUTO FINANCE, INC., a Pennsylvania corporation, and AVANGARD FINANCIAL GROUP, INC., a Delaware corporation (collectively hereinafter referred to as “Seller”).

1. Definitions.

When used herein, the following terms shall have the following meanings.

1.1. “Account Balance” shall mean, on any given day, the gross amount of all Receivables unpaid on that day.

1.2. “Account Debtor” shall have the meaning set forth in the Pennsylvania Uniform Commercial Code and shall include any person liable on any Receivable.

1.3. “Adjustments” shall mean all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

1.4. “Administrative Fee” shall have the meaning as set forth in Section 3.3 hereof.

1.5. “Advance” shall have the meaning set forth in Section 2.2 hereof.

1.6. “Collateral” shall have the meaning set forth in Section 8 hereof.

1.7. “Collections” shall mean all good funds received by Buyer from or on behalf of an Account Debtor with respect to Receivables.

1.8 “Receivable” or “Receivables” shall mean all those retail installment contract receivables, rights to payment, and all proceeds thereof (all of the foregoing being referred to as “Receivables”), identified in Exhibit “A” and delivered by Seller to Buyer which Buyer elects to purchase.

1.9. “Event of Default” shall have the meaning set forth in Section 9 hereof.

1.10. “Finance Charges” shall have the meaning set forth in Section 3.2 hereof.

1.11. “Invoice Transmittal” shall mean a writing signed by an authorized representative of Seller.

1.12. “Obligations” shall mean all advances, financial accommodations, liabilities, obligations, covenants and duties owing, arising, due or payable by Seller to Buyer of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, Administrative Fees, interest, Repurchase Amounts, fees, expenses, professional fees and attorneys’ fees and any other sums chargeable to Seller hereunder or otherwise.

1.13. “Due Diligence” shall have the meaning set forth in Section 2.2 hereof.

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2. Purchase and Sale of Receivables.

2.1. Purchase and Sale. Effective as of March 21, 2013, Seller does hereby sell to Buyer, and Buyer does hereby purchase from Seller, all Receivables that are described in and attached hereto and labeled as “Exhibit A”.

2.2. Effectiveness of Sale to Buyer. For and in consideration of the covenants of this Agreement, Seller hereby absolutely sells, transfers and assigns to Buyer, all of Seller’s rights and interest in and to each Receivable and all monies due or which may become due on or with respect to such Receivable for the purchase price identified in “Exhibit A” attached hereto (“Purchase Price”), payable as follows:

(A) $100,000.00 payable upon the execution of this Agreement; and

(B) $2,250.00 payable either within thirty (30) days of this Agreement or upon completion of Buyer’s Due Diligence, whichever occurs first.

2.3 Rights of Buyer. Upon execution of this Agreement, Buyer shall be the absolute owner of each Receivable. Buyer shall have, with respect to any goods related to the Receivable, all the rights and remedies of an unpaid seller under the Pennsylvania Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

3. Collections, Charges and Remittances.

3.1. Collections. Seller shall be liable to do all collection work and servicing on behalf of Buyer for the accounts identified in the Receivables, unless agreed to otherwise in writing by both parties.

3.2. Administrative Fee. Buyer shall pay Seller an administration fee for servicing and collection work done on behalf of Buyer by Seller for the accounts identified in the Receivables, in such an amount as agreed to by both parties.

4. Recourse.

Seller hereby guarantees to Buyer that Buyer shall recover no less than 70% of the aggregate amount of the “Current Contracts” portion of the Receivables purchased. If Buyer recovers less than 70% of the aggregate amount of the Current Contracts portion of the purchased Receivables, Seller shall pay the difference to the Buyer, upon Demand.

5. Power of Attorney.

Seller does hereby irrevocably appoint Buyer and its successors and assigns as Seller’s true and lawful attorney in fact, and hereby authorizes Buyer, regardless of whether there has been an Event of Default, (a) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables; (b) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Buyer’s name or Seller’s name, as Buyer may choose; (c) to prepare, file and sign Seller’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document with respect to Receivables; (d) to notify all Account Debtors with respect to the Receivables to pay Buyer directly; (e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting the Receivables; (f) to endorse Seller’s name on any checks or other forms of payment on the Receivables; (g) to execute on behalf of Seller any and all instruments, documents, financing statements and the like to perfect Buyer’s interests in the Receivables and Collateral; and (h) to do all acts and things necessary or expedient, in furtherance of any such purposes. If Buyer receives a check or item which is payment for both a Receivable and another receivable, the funds shall first be applied to the Receivable and, so long as there does not exist an Event of Default or an event that with notice, lapse of time or otherwise would constitute an Event of Default, the excess shall be remitted to Seller. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Seller to Buyer hereunder shall be applicable with respect to all Receivables and all Collateral.

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6. Representations, Warranties and Covenants.

6.1. Receivables’ Warranties, Representations and Covenants. To induce Buyer to buy receivables and to render its services to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Buyer in determining whether to accept receivables as Receivables, Seller represents, warrants, covenants and agrees, with respect to each Invoice Transmittal delivered to Buyer and each receivable described therein, that:

(A) Seller is the absolute owner of each receivable set forth in “Exhibit A” and has full legal right to sell, transfer and assign such receivables;

(B) The correct amount of each receivable is as set forth in “Exhibit A” and is not in dispute; and

(C) Each Receivable shall be the property of the Buyer and shall be collected by Buyer, but if for any reason it should be paid to Seller, Seller shall promptly notify Buyer of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Buyer, and shall promptly transfer and deliver the same to the Buyer;

6.2. Additional Warranties, Representations and Covenants. In addition to the foregoing warranties, representations and covenants, to induce Buyer to buy receivables, Seller hereby represents, warrants, covenants and agrees that Seller will not assign, transfer, sell, or grant, or permit any lien or security interest in any Receivables or Collateral to or in favor of any other party, without Buyer’s prior written consent.

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7. Adjustments.

In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6.1, or in the event any Adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Buyer and shall, subject to the Buyer’s approval, resolve such disputes and advise Buyer of any adjustments. Buyer shall remain the absolute owner of any Receivable which is subject to Adjustment, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time. If such possession is not taken by Buyer, Seller is to resell it for Buyer’s account at Seller’s expense with the proceeds made payable to Buyer. While Seller retains possession of said returned goods, Seller shall segregate said goods and mark them “property of Buyer.”

8. Security Interest.

To secure the prompt payment and performance to Buyer of all of the Obligations, Seller hereby grants to Buyer a continuing lien upon and security interest in all of Seller’s now existing or hereafter arising rights and interest in the following, whether now owned or existing or hereafter created, acquired, or arising, and wherever located (collectively, the “Collateral”):

(A) All accounts, receivables, contract rights, chattel paper, instruments, documents, investment property, letters of credit, bankers acceptances, drafts, checks, cash, securities, and general intangibles (including, without limitation, all claims, causes of action, deposit accounts, guaranties, rights in and claims under insurance policies (including rights to premium refunds), rights to tax refunds, copyrights, patents, trademarks, rights in and under license agreements, and all other intellectual property);

(B) All inventory, including Seller’s rights to any returned or rejected goods, with respect to which Buyer shall have all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit;

(C) All monies, refunds and other amounts due Seller, including, without limitation, amounts due Seller under this Agreement (including Seller’s right of offset and recoupment);

(D) All motor vehicles; and

(E) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds.

Seller is not authorized to sell, assign, transfer or otherwise convey any Collateral without Buyer’s prior written consent, except for the sale of finished inventory in the Seller’s usual course of business. Seller agrees to sign UCC financing statements, in a form acceptable to Buyer, and any other instruments and documents requested by Buyer to evidence, perfect, or protect the interests of Buyer in the Collateral. Seller agrees to deliver to Buyer the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral.

9. Default. The occurrence of the following shall constitute an Event of Default hereunder:

Seller or Buyer shall breach any covenant, agreement, warranty, or representation set forth herein, and the same is not cured to the other party’s satisfaction within ten (10) days after the party has given oral or written notice thereof; provided, that if such breach is incapable of being cured it shall constitute an immediate default hereunder.

10. Remedies Upon Default.

Upon the occurrence of an Event of Default, Buyer shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the Pennsylvania Uniform Commercial Code, all the power of attorney rights described in Section 5 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner. Seller and Buyer agree that any notice of sale required to be given to Seller shall be deemed to be reasonable if given five (5) days prior to the date on or after which the sale may be held. In the event that the Obligations are accelerated hereunder, Seller shall repurchase all of the Receivables as set forth in Section 4.4.

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11. FEES, COSTS AND EXPENSES; INDEMNIFICATION.

THE SELLER WILL PAY TO BUYER IMMEDIATELY ON DEMAND ALL FEES, COSTS AND EXPENSES (INCLUDING FEES OF ATTORNEYS AND PROFESSIONALS AND THEIR COSTS AND EXPENSES ) THAT BUYER INCURS OR MAY IMPOSE IN CONNECTION WITH ANY OF THE FOLLOWING: (a) PREPARING, NEGOTIATING, ADMINISTERING, AND ENFORCING THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY AMENDMENTS, WAIVERS OR CONSENTS, (b) ANY LITIGATION OR DISPUTE (WHETHER INSTITUTED BY BUYER, SELLER OR ANY OTHER PERSON) ABOUT THE RECEIVABLES, THE COLLATERAL, THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, (c) ENFORCING ANY RIGHTS AGAINST SELLER, OR ANY ACCOUNT DEBTOR, (d) PROTECTING OR ENFORCING ITS INTEREST IN THE RECEIVABLES OR THE COLLATERAL, (e) COLLECTING THE RECEIVABLES AND THE OBLIGATIONS, AND (f) THE REPRESENTATION OF BUYER IN CONNECTION WITH ANY BANKRUPTCY CASE OR INSOLVENCY PROCEEDING INVOLVING SELLER, ANY RECEIVABLE, THE COLLATERAL, ANY ACCOUNT DEBTOR, OR ANY GUARANTOR. SELLER SHALL INDEMNIFY AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, DAMAGES, COSTS, EXPENSES, AND LIABILITIES OF ANY NATURE WHATSOEVER ARISING IN CONNECTION WITH ANY OF THE FOREGOING.

12. Severability, Waiver, and Choice of Law.

In the event that any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Buyer retains all of its rights, even if it makes an Advance after a default. If Buyer waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing. Nothing contained herein, or any action taken or not taken by Buyer at any time, shall be construed at any time to be indicative of any obligation or willingness on the part of Buyer to amend this Agreement or to grant to Seller any waivers or consents. This Agreement has been transmitted by Seller to Buyer at Buyer’s office in the State of Pennsylvania and has been executed and accepted by Buyer in the State of Pennsylvania. THIS AGREEMENT IS GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF PENNSYLVANIA.

13. Account Collection Services.

Certain Account Debtors may require or prefer that all of Buyer’s receivables be paid to the same address and/or party, or Seller and Buyer may agree that all receivables with respect to certain Account Debtors be paid to one party. In such event Buyer and Seller may agree that Seller shall collect all receivables whether owned by Seller or Buyer and Seller agrees to remit to Buyer the amount of the receivables collections it receives with respect to the receivables.

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14. Notices.

All notices shall be given to Buyer and Seller at the addresses or faxes set forth on the first page of this Agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, or telefax.

15. Termination.

Any termination of this Agreement shall not affect Buyer’s security interest in the Collateral and Buyer’s ownership of the Receivables, and this Agreement shall continue to be effective, and Buyer’s rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full.

16. Titles and Section Headings.

The titles and section headings used herein are for convenience only and shall not be used in interpreting this Agreement.

17. Other Agreements.

The terms and provisions of this Agreement shall not adversely affect the rights of Buyer under any other document, instrument or agreement. The terms of such other documents, instruments and agreements shall remain in full force and effect notwithstanding the execution of this Agreement. In the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between Seller on the one hand, and Buyer on the other hand, Buyer shall determine in its sole discretion which provision shall apply. Seller acknowledges specifically that any security agreements, liens and/or security interests currently securing payment of any obligations of Seller owing to Buyer also secure Seller’s obligations under this Agreement, and are valid and subsisting and are not adversely affected by execution of this Agreement. Seller further acknowledges that (a) any collateral under other outstanding security agreements or other documents between Seller and Buyer secures the obligations of Seller under this Agreement and (b) a default by Seller under this Agreement constitutes a default under other outstanding agreements between Seller and Buyer.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the day and year above written.

ON BEHALF OF “SELLER”:

AVANGARD AUTO FINANCE, INC.

By

Print Name/Title:	Alan Gulko, President

AVANGARD FINANCIAL GROUP, INC.

By

Print Name/Title:	Alan Gulko, President

ON BEHALF OF “BUYER”:

AVANGARD CAPITAL GROUP, INC.

By

Print Name/Title:	Simon Friedman, Director

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Exhibit “A”

BASIC INFORMATION	BALANCES

LOAN NUMBER		ORIGIN DATE	AMOUNT FINANCED	FINANCE CHARGES	LAST PAYMENT DATE	PRINCIPAL LOAN BALANCE
1	340H8031S	08/15/08	22,374.80	10,740.36	01/10/13	1,689.84
2	780H0050S	10/07/10	14,065.38	6,840.59	03/18/13	9,525.29
3	49109050S	01/24/09	13,321.86	7,076.70	02/01/13	1,633.54
4	73300057S	01/29/10	10,325.34	5,734.47	02/01/13	2,616.50
5	74800057S	03/09/10	19,995.00	30,147.92	02/05/13	3,425.76
6	77700050S	08/24/10	14,997.50	5,342.86	02/05/13	4,051.29
7	745H0050S	03/05/10	12,890.50	5,002.70	02/06/13	3,021.34
8	549H9050S	03/24/09	24,077.66	13,316.26	02/06/13	5,713.22
9	57309050S	04/30/09	20,847.38	10,139.02	02/11/13	4,053.06
10	76700050S	06/30/10	18,613.50	7,825.00	02/11/13	8,138.85
11	627H9050S	08/01/09	10,897.06	4,581.62	02/13/13	499.67
12	47809050A	01/14/09	14,627.05	6,818.51	02/13/13	2,444.74
13	739H0050S	02/18/10	9,197.55	2,702.55	02/14/13	3,262.08
14	05608023S	05/22/08	15,787.69	7,155.11	02/14/13	5,450.62
15	588H9050S	06/04/09	19,657.09	8,264.93	02/14/13	18,190.71
16	76100050S	05/18/10	15,602.50	5,558.30	02/19/13	3,307.21
17	487H9050S	01/28/09	15,370.51	9,578.69	02/19/13	4,786.67
18	508H9050S	02/16/09	15,043.57	8,333.03	03/15/13	3,607.82
19	584H9050S	05/22/09	17,946.45	8,728.11	03/21/13	2,925.68
20	781H0050S	11/19/10	12,866.50	4,583.78	03/18/13	4,891.35
21	707H9050S	12/01/09	16,473.05	6,229.29	02/22/13	673.25
22	778H0050S	09/18/10	26,666.50	10,349.18	02/22/13	12,237.79
23	741H0050S	02/22/10	11,148.50	4,446.30	02/25/13	2,602.52
24	798H1050S	03/27/11	15,258.50	5,435.74	02/26/13	9,126.72
25	791H1050S	03/13/11	13,761.50	4,902.34	02/27/13	6,640.02
26	507H9050S	02/16/09	12,018.93	5,845.23	03/01/13	1,267.22
27	795H1050S	03/24/11	21,563.50	10,485.62	03/01/13	16,085.75
				Total current contracts		$141,868.51

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28	68009041S	10/08/09	$12,450.18	$5,293.92	07/05/11	1,034.51
29	04808020S	05/17/08	$9,975.18	$3,872.16	11/09/11	1,131.31
30	03408023S	05/01/08	$12,987.74	$5,041.57	05/16/11	1,170.91
31	211H8027S	07/09/08	$24,941.60	$12,428.80	05/10/11	1,215.62
32	15-418-07	06/13/07	$9,731.94	$5,847.53	05/19/11	1,271.61
33	240H8027S	07/23/08	$12,259.19	$4,368.13	08/22/11	1,405.81
34	11708003S	06/18/08	$27,454.83	$10,657.14	06/20/11	1,675.08
35	15-402-07	05/25/07	$9,974.64	$5,934.89	09/09/11	1,850.26
36	04508023S	05/12/08	$11,437.70	$5,562.94	10/13/11	2,108.33
37	287H8027S	07/25/08	$13,474.03	$4,800.65	09/22/11	2,357.77
38	686H9050S	10/24/09	$16,853.47	$7,086.11	09/15/11	2,460.65
39	547H9050S	03/20/09	$18,686.79	$10,351.17	10/31/11	2,627.02
40	701H9050S	10/16/09	$21,148.50	$8,207.58	07/05/11	2,881.44
41	62609056S	07/31/09	$10,000.24	$5,680.56	07/05/11	3,300.59
42	67109050S	10/03/09	$6,653.30	$2,370.46	09/01/11	3,696.47
43	789H1050S	03/10/11	$10,466.50	$3,728.66	06/27/11	4,145.98
44	788H1050S	02/25/11	$17,563.50	$6,256.98	12/07/11	4,679.54
45	759H0050S	04/13/10	$8,148.50	$1,900.54	05/19/11	4,709.62
46	11808009S	06/10/08	$12,016.57	$6,221.03	09/21/11	4,758.43
47	630H9055S	08/03/09	$13,999.32	$6,824.34	06/20/11	5,085.70
48	716H0050S	01/02/10	$10,370.20	$4,024.70	12/06/11	5,798.64
49	74300050S	03/02/10	$10,317.15	$4,004.04	08/02/11	6,928.58
50	76900050S	07/02/10	$24,469.50	$9,496.38	05/13/11	7,264.38
51	794H1050S	03/13/11	$11,363.50	$4,048.10	05/16/11	7,844.76
52	746H0050S	02/26/10	$12,153.50	$5,373.90	09/13/11	9,353.50
53	802H1050S	03/31/11	$12,566.50	$5,011.90	06/03/11	11,716.65
54	14208012S	06/12/08	$36,356.22	$16,189.86	11/02/11	15,069.13
55	79601050S	03/27/11	$23,566.50	$8,395.38	06/02/11	15,126.18
56	793H1050S	03/11/11	$33,363.50	$13,899.52	10/03/11	15,219.59
57	79701050S	03/28/11	$19,563.50	$19,563.50	06/16/11	15,576.01
58	68809054S	10/10/09	$26,000.00	$14,440.27	09/13/11	16,652.03
59	437H8044S	09/11/08	$13,285.24	$5,156.69	01/10/12	$1,061.42
60	35908013S	08/26/08	$17,781.43	$8,632.49	01/13/12	$4,491.14
61	07108005S	06/02/08	$11,204.06	$6,206.62	02/06/12	$6,058.72
62	03508020S	05/05/08	$24,959.44	$12,438.32	03/23/12	$6,413.92
				Uncollectable > 360 days		198,141.30

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63	67809041S	10/01/09	$9,500.74	$4,039.76	05/07/12	$2,200.95
64	18008028S	06/23/08	$16,595.79	$7,298.13	05/10/12	$1,254.42
65	631H9050S	08/10/09	$16,747.91	$6,500.77	06/11/12	$3,873.23
66	71409057S	12/28/09	$31,053.00	$17,246.55	06/25/12	$12,547.02
67	776H0050S	08/23/10	$11,544.50	$4,112.62	07/13/12	$5,620.82
68	750H0050S	03/13/10	$10,348.50	$3,686.46	07/16/12	$3,385.88
69	790H1050S	03/09/11	$13,966.50	$4,975.62	07/20/12	$8,944.46
70	512H9050S	02/20/09	$11,664.69	$5,673.39	07/24/12	$2,666.28
71	15-264-07	01/03/07	$14,529.95	$7,409.89	07/27/12	$5,656.97
72	57909050S	05/14/09	$26,487.85	$12,882.23	08/02/12	$8,353.26
73	16508020S	07/03/08	$16,400.95	$6,366.47	08/09/12	$2,831.39
74	60209053S	06/12/09	$19,870.36	$13,301.96	08/15/12	$7,547.35
75	15-488-07	08/05/07	$16,365.04	$13,909.76	08/29/12	$1,560.93
76	25808007S	07/31/08	$14,846.59	$7,220.45	08/29/12	$2,190.38
77	41808035S	09/09/08	$17,535.02	$8,528.02	03/21/13	$471.87
78	70609050S	12/03/09	$17,313.70	$7,278.56	09/20/12	$13,269.60
79	530H9050S	03/06/09	$16,857.55	$9,337.85	10/01/12	$5,524.23
80	475H9050A	01/05/09	$11,118.21	$4,569.69	10/22/12	$1,686.57
81	76200050S	05/06/10	$12,612.50	$4,894.99	11/08/12	$3,916.35
82	78200050S	11/19/10	$24,666.50	$11,994.46	11/21/12	$13,929.90
83	698H9057S	11/10/09	$33,872.00	$23,726.56	11/26/12	$17,877.98
			Uncollectable 120 – 360 days delinquent			$125,309.84

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Summary	Outstanding bal.	Ratio	Purchase price

Current loans with payments in 2013	$141,868.51	70.00%	$100,000.00

Loans within statute of limitations for collection

May 1 2011 to April 30 2012	$198,141.30	0.50%	$1,000.00

May 1 2012 to Dec 31 2012	125,309.84	1.00%	1,250.00

	$323,451.14		$2,250.00

Totals			$102,250.00

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